UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 17, 2009

Date of Report (Date of earliest event reported)

BPI ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada	001-32695	73-3183021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30775 Bainbridge Road, Suite 280, Solon, Ohio	44139
(Address of principal executive offices)	(Zip Code)

(440) 248-4200

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As previously reported on February 5, 2009, BPI Energy Holdings, Inc. (“BPI Holdings”) and its wholly owned subsidiary, BPI Energy, Inc. (“BPI Energy” together with BPI Holdings, the “Debtors”), each filed on February 3, 2009 (the “Petition Date”), a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code (the “Code”) with the United States Bankruptcy Court for the Northern District of Ohio, Eastern Division (the “Bankruptcy Court”).

On July 2, 2009, the Debtors filed with the Bankruptcy Court the proposed Debtors’ Liquidating Chapter 11 Plan and related proposed form of Disclosure Statement, on July 20, 2009, the Debtors filed a supplement to the Debtors’ Liquidating Chapter 11 Plan and on July 22, 2009, filed an amendment to such supplement (collectively, the “Liquidating Plan”). The Debtors circulated the Disclosure Statement and solicited votes for the Liquidating Plan from holders of claims against the Debtors. All classes entitled to vote on the Liquidating Plan voted in favor of the Plan.

On July 30, 2009, the Bankruptcy Court entered the Agreed Order (I) Approving On A Final Basis The Disclosure Statement For The Debtors’ Liquidating Chapter 11 Plan and (II) Confirming The Debtors’ Liquidating Chapter 11 Plan, Docket No. 235 (the “Confirmation Order”). In the event there is a discrepancy between the Confirmation Order and the Liquidating Plan, the Confirmation Order is the governing document.

The following is a summary of certain material terms of the Liquidating Plan. This summary highlights only certain provisions of the Liquidating Plan and is not a complete description of the Liquidating Plan. Capitalized terms used but not defined herein have those meanings ascribed to such terms in the Liquidating Plan or the Confirmation Order. A full text copy of the Liquidating Plan is on file with the Bankruptcy Court, Docket No. 213, and a full text copy of the Confirmation Order is on file with the Bankruptcy Court, Docket No. 235.

The Liquidating Plan provides for the appointment of a Plan Administrator who is charged with liquidating the remaining assets of the Debtors and overseeing certain pending litigation. The Liquidating Plan further provides, among other things, that secured creditors holding Allowed Other Secured Claims will retain their collateral or will receive the value of their collateral and that holders of administrative and priority claims ultimately allowed by the Bankruptcy Court will be paid in full. Pursuant to the Liquidating Plan, GasRock purchased substantially all of the Debtors’ operating assets for a $5 million credit bid. GasRock retained claims for adequate protection and general unsecured deficiency claims. GasRock will be paid on its adequate protection claim from certain litigation proceeds, if any, and a portion of proceeds realized from the sale of the assets. In addition, GasRock and parties holding Allowed General Unsecured Claims will receive a pro-rata distribution of any remaining estate assets until paid in full. Finally, the Liquidating Plan provides that equity security holders shall not retain their interests in BPI Holdings (equity interests shall be deemed cancelled, terminated and of no further force and effect), but such equity security holders may receive a pro-rata distribution, if any, based on the number of shares of common stock of BPI Holdings such equity holder held on the Petition Date, but only in the event that all prior Allowed Claims are paid in full.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPI ENERGY HOLDINGS, INC.

Date: August 17, 2009

By:	/s/ Thomas G. Roddy
Thomas G. Roddy,
Plan Administrator